Exhibit 10.9

2011 DEFERRAL ELECTION

             I do not wish to participate in the

Directors’ Deferred Compensation Plan.

Name:

DEFERRAL ELECTION FORM

FOR

THE OWENS & MINOR, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

I acknowledge that I have received a copy of and am familiar with the Owens & Minor, Inc. Directors’ Deferred Compensation Plan (the “Plan”) as amended and restated effective January 1, 2005. I elect to be a Participant (“Participant”) under the terms and conditions of the Plan and make the elections below. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan.

A.	DEFERRAL ELECTION

1.	Retainer Fee

a.	Please defer 100% / 75% / 50% / 25% / none (circle one) of my Retainer Fee payable in cash, including any annual Committee Chairman Fees, in accordance with the Plan.

b.	Please defer 100% / 75% / 50% / 25% / none (circle one) of my Retainer Fee payable as a Stock Award in accordance with the Plan.[1]

c.	I do not wish to defer any part of my Retainer Fee.

2.	Meeting Fees

a.	Please defer 100% / 75% / 50% / 25% (circle one) of my Meeting Fees in accordance with the Plan.

b.	I do not wish to defer any part of my Meeting Fees.

This deferral election shall remain in effect with respect to all future Compensation until it is revoked or a new election is made by me in accordance with the terms of the Plan; provided, however, that on each Election Date a deferral election becomes irrevocable with respect to Compensation to be earned and payable in the calendar year after the Election Date.

[1]	Note: The Stock Retainer will be deferred into the Owens & Minor, Inc. Common Stock Account and cannot be transferred to the Fixed Income Fund subaccount until the stock would have vested.

B.	INVESTMENT DIRECTIONS TO SUBACCOUNTS

The amounts deferred pursuant to Section A above shall be allocated for investment in the following Subaccounts [must be in integral multiples of 10%]

a. %	Owens & Minor Common Stock Account

b. %	Fixed Income Fund[2]

     100%

Deferrals of the Stock Retainer initially are deferred 100% to the Owens & Minor Common Stock Account. Investment directions and any changes thereto will become effective as provided in the Plan. A different election form must be used to change the allocation of prior years’ deferrals among the investment Subaccounts available under the Plan.

C.	DISTRIBUTION ELECTION

Distribute the Deferred Amount governed by this Deferral Election Form in accordance with the Plan as follows:

1.	Commencement of Benefit Payments

a.	The first day of the calendar month following the date of termination of the Participant’s service as a member of the Board.

b.	The first day of [state month and year].

c.	The earlier to occur of a. or b. above.

d.	The later to occur of a. or b. above.

A Distribution Date election shall become effective on the Election Date with respect to Compensation earned and payable after the Election Date. The commencement of benefits may be postponed in accordance with the terms of the Plan in order to assure compliance with Section 16 of the Securities Exchange Act of 1934 and Section 409A of the Internal Revenue Code.

[2]	Interest on fees deferred to the Fixed Income Fund are based on rates of return for the Fidelity Managed Income Portfolio of the Owens & Minor, Inc. 401(k) Plan.

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2.	Number of Benefit Payments

a.	In [not more than 180] monthly installments;

b.	In [not more than 60] quarterly installments;

c.	In [not more than 15] annual installments; or

d.	In a lump sum.

D.	BENEFICIARY DESIGNATION

I designate                                                                          (Social Security # or E.I.N.                                         ) as my primary Beneficiary of any benefits that become payable under Owens & Minor, Inc. Directors’ Deferred Compensation Plan as a result of my death.

If the person I designate above predeceases me (or, if I named a trust, and if the trust is not in existence at the time of my death) I designate                                                                          (Social Security # or E.I.N.                             ) as my contingent Beneficiary of any benefits that become payable under the Plan as a result of my death.

If a designated Beneficiary survives me but dies (or, if a trust, terminates) before all benefits have been paid to the Beneficiary, the balance remaining in the Account of the Beneficiary shall be payable to the Beneficiary’s estate in a lump sum.

This designation revokes and rescinds any prior Beneficiary designation made by me and applies to all deferrals under the Plan. I understand that this Beneficiary designation applies until revoked by my written request. I also understand that, in executing this Beneficiary designation, I agree to be bound by the terms and conditions of the Plan and agree that such terms and conditions are binding upon my Beneficiary, distributee, and personal representative.

By signing this election form, I acknowledge that I have no interest in any asset Owens & Minor, Inc. may acquire to assist it in meeting its obligations under the Plan and I confirm that, as a general creditor, I must look solely to Owens & Minor, Inc. for the payment of any amounts due me under the Plan.

Date	Participant’s Signature

Social Security Number	Print Name

3

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